AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON June 26, 2003

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
               POST-EFFECTIVE AMENDMENT #1 TO FORM SB-2 #333-91106
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                       STOCKGROUP INFORMATION SYSTEMS INC.
             (Exact Name of Registrant as Specified in Its Charter)

        COLORADO                         6282                      84-1379282
 (State or jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)     Classification Code)           Identification
                                                                     Number)

                       SUITE 500 - 750 WEST PENDER STREET
          VANCOUVER, BRITISH COLUMBIA, CANADA  V6C 2T7  (604) 331-0995
               (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Executive Offices)

                                  DEVLIN JENSEN
                            BARRISTERS AND SOLICITORS
                         2550 - 555 WEST HASTINGS STREET
                          VANCOUVER, BC, CANADA V6B 4N5
                                 (604) 684-2550
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                             -----------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: Upon filing of this post-effective amendment, at the discretion of the selling shareholder.
                              --------------------
If  any  of  the securities being registered on this Form are being offered on a delayed  or  continuous  basis  pursuant to Rule 415 under the Securities Act of
1933,  check  the  following  box.  [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462 to Rule 426(b) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier
effective  Registration  Statement  for  the  same  offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same
offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same
offering.  [   ]

If  delivery  of  the  Prospectus  is  expected to be made pursuant to Rule 434,
please  check  the  following  box.[   ]

            DE-REGISTRATION OF SHARES OF CERTAIN SELLING SHAREHOLDERS

We filed a registration statement on Form SB-2, file #333-91106, on June 25, 2002, as amended by pre-effective amendments on July 1, 2002 and July 10, 2002, to register the resale by selling shareholders of up to 5,709,827 shares of our common stock. These shares were issued to, or, in the case of warrants, issuable to, the selling shareholders in transactions exempt from the registration requirements of the Securities Act of 1933.

With this post-effective amendment, we are de-registering all of the unsold shares and unexercised warrants from the above registration statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on June 25, 2003.

STOCKGROUP  INFORMATION  SYSTEMS  INC.

By:     /s/  Marcus  A.  New
------------------------------------------------
Marcus  A.  New,  Chief  Executive  Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/  Marcus  New                                            Dated: June 25, 2003
-----------------------------------------------------------
Marcus A. New, Chief Executive Officer, Chairman of the Board

/s/  David  Gillard                                         Dated: June 25, 2003
-----------------------------------------------------------
David E. Gillard, Chief Financial Officer, Treasurer, Secretary

/s/  Leslie  Landes                                         Dated: June 25, 2003
-----------------------------------------------------------
Leslie  A.  Landes,  President,  Director

/s/  Craig  Faulkner                                        Dated: June 25, 2003
-----------------------------------------------------------
Craig  D.  Faulkner,  Director

/s/  David  Caddey                                          Dated: June 25, 2003
-----------------------------------------------------------
David  N.  Caddey,  Director

/s/  Lee  deBoer                                            Dated: June 25, 2003
-----------------------------------------------------------
Louis  deBoer  II,  Director

/s/  Jeff  Berwick                                          Dated: June 25, 2003
-----------------------------------------------------------
Jeffrey  D.  Berwick,  Director